Exhibit 10.2

ACQUIROR Support Agreement

This ACQUIROR SUPPORT AGREEMENT (this “Agreement”), dated as of February 12, 2021, is entered into by and among Falcon Equity Investors LLC, a Delaware limited liability company (the “Sponsor”), Falcon Capital Acquisition Corp., a Delaware corporation (“Acquiror”), and Sharecare, Inc., a Delaware Corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, FCAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company and Colin Daniel, as stockholder representative, are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, the Sponsor is currently the record owner of 8,565,000 shares of Acquiror Common Stock (the “Sponsor Shares”) and 5,933,334 outstanding Acquiror Private Placement Warrants (the Sponsor Shares and Acquiror Private Placement Warrants owned by the Sponsor, together with any additional shares of Acquiror Common Stock or Sponsor Shares (or any securities convertible into or exercisable or exchangeable for Acquiror Common Stock or Sponsor Shares) in which the Sponsor acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and the Company to enter into the Merger Agreement, Acquiror, the Company and the Sponsor are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Sponsor, Acquiror and the Company hereby agree as follows:

1. Voting Agreement. The Sponsor agrees that, at the Acquiror Stockholders’ Meeting, at any other meeting of the stockholders of Acquiror (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of Acquiror, the Sponsor shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by Sponsor) in favor of (i) the approval and adoption of the Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Acquiror under the Merger Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Shares against (i) any Business Combination Proposal other than with the Company and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the Merger Agreement or this Agreement, the Sponsor agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Covered Shares or otherwise agree to do any of the foregoing, (b) deposit any Covered Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any Covered Shares.

3. No Solicitation of Transactions. The Sponsor agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Merger Agreement or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Business Combination Proposal or other transaction in violation of the Merger Agreement. Sponsor shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. If the Sponsor receives any inquiry or proposal with respect to a Business Combination Proposal, then Sponsor shall promptly (and in no event later than twenty-four (24) hours after the Sponsor becomes aware of such inquiry or proposal) notify such person in writing that Acquiror is subject to an exclusivity agreement with respect to the Merger that prohibits Sponsor from considering such inquiry or proposal.

4. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Company as follows:

a. The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or Sponsor’s organizational documents or the organizational documents of Acquiror (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Acquiror). As of the date hereof, other than the Covered Shares, Sponsor does not own beneficially or of record any shares of capital stock of Acquiror (or any securities convertible into shares of capital stock of the Acquiror) or any interest therein.

b. The Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor from, or to be given by the Sponsor to, or be made by the Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

e. The execution, delivery and performance of this Agreement by the Sponsor does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Sponsor pursuant to any contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which the Sponsor is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor that questions the beneficial or record ownership of the Covered Shares, the validity of this Agreement or the performance by the Sponsor of its obligations under this Agreement.

g. The Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein

5. Further Assurances. From time to time, at either Acquiror’s or the Company’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Acquiror’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

7. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, Acquiror and the Company.

8. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as United Parcel Service, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 8):

if to Acquiror, to it at:

Falcon Capital Acquisition Corp.

660 Madison Avenue, 12th Floor

New York, NY 10065

Attn: Alan G. Mnuchin

E-mail: agm@ariliam.com

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Joel Rubinstein; Bryan J. Luchs

Email: joel.rubinstein@whitecase.com; bryan.luchs@whitecase.com if to the Sponsor, to it at:

Falcon Equity Investors LLC

660 Madison Avenue, 12th Floor

New York, NY 10065

Attn: Alan G. Mnuchin

E-mail: agm@ariliam.com

if to the Company, to it at:

Sharecare, Inc.

255 East Paces Ferry Road

Atlanta, GA 30305

Attn: General Counsel

Email: henry.jay@sharecare.com

with a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, GA 30309

Attn: Rahul Patel; Keith Townsend; John Anderson

Email: rpatel@kslaw.com; ktownsend@kslaw.com; john.anderson@kslaw.com

10. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

11. No Third-Party Beneficiaries. The Sponsor hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

12. Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

15. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

17. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Acquiror, the Company and the Sponsor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

FALCON CAPITAL ACQUISITION CORP.

By:	/s/ Alan G. Mnuchin
Name: Alan G. Mnuchin
Title: Chief Executive Officer and Chairman

FALCON EQUITY INVESTORS LLC

By:	/s/ Alan G. Mnuchin
Name: Alan G. Mnuchin
Title: Director

SHARECARE, INC.

By:	/s/ Justin Ferrero
Name: Justin Ferrero
Title: Chief Financial Officer

[Signature Page to Acquiror Support Agreement]